SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 3, 2004

Beckman Coulter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard
Fullerton, California 92834-3100

(Address of principal executive offices) (Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Item 7.    Exhibits

99.1                           Press Release “Beckman Coulter First Quarter 2004, Reported Sales Grow 15%; Comparable Net Earnings Grow 24%. Reported Net Earnings were $35.6 Million, With Comparisons Impacted By Prior Year Non-Recurring Items of $15.9 Million."

Item 12. Results of Operations and Financial Condition

On May 3, 2004, Beckman Coulter, Inc. issued the press release attached to this report as Exhibit 99.1 announcing its results for the quarter ended March 31, 2004. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

EXHIBIT INDEX

Exhibits

99.1

Press Release “Beckman Coulter First Quarter 2004, Reported Sales Grow 15%; Comparable Net Earnings Grow 24%. Reported Net Earnings were $35.6 Million, With Comparisons Impacted By Prior Year Non-Recurring Items of $15.9 Million."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2004
BECKMAN COULTER, INC.

	By:	/s/ JACK E. SOROKIN
Name: Jack E. Sorokin
Title: Assistant General Counsel